Exhibit 10.38

At its January 17, 2019 meeting, the Board of Directors of Marsh & McLennan Companies, Inc. authorized and approved an amendment to the Marsh & McLennan Companies, Inc. 2011 Incentive and Stock Award Plan to add the following plan provision:
Section 6(a)(i) Minimum Vesting Requirements. Notwithstanding any other provision of the Plan to the contrary, no portion of an Award granted under the Plan shall vest earlier than the first anniversary of the date the Award is granted, excluding, for this purpose, any Substitute Awards; provided, that, the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available share reserve authorized for issuance under the Plan pursuant to Section 5(a) (subject to adjustment under Section 5(d)); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, termination other than for cause, death, disability or a Change in Control, in the terms of the Award or otherwise.